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                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY

                             SHAREHOLDERS AGREEMENT



     THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made as of January 8, 1996, by and among MEDIRISK, INC., a Florida Corporation (the "Company"), BRANTLEY VENTURE PARTNERS II, L.P., a Delaware limited partnership ("Brantley"), CHASE MANHATTAN BANK, N.A., as trustee for Sears Pension Trust ("Sears"), LAURENCE H. POWELL, an individual ("Powell") (Brantley, Sears and Powell being collectively referred to as the "Original Shareholders") and HEALTHPLAN SERVICES CORPORATION, a Delaware corporation ("HPSC") (with each of Brantley, Sears, Powell and HPSC being sometimes referred to individually as a "Shareholder" and collectively as the "Shareholders"). Capitalized terms not otherwise defined shall have the meanings set forth in paragraph 13 hereof.

                             W I T N E S S E T H  :

     WHEREAS, pursuant to that certain Preferred Shares Purchase Agreement dated April 5, 1991, by and among the Company, Brantley and Powell, as amended on or about November 22, 1991 to include Sears as a party (the "Original Purchase Agreement"), and the Second Preferred Shares Purchase Agreement dated April 30, 1992, by and among the Company, Brantley and Sears (the Second Purchase Agreement"), Brantley, Sears and Powell each purchased certain shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Shares").

     WHEREAS, pursuant to that certain Securities Purchase Agreement of even date herewith, by and among the Company and HPSC (the "Securities Purchase Agreement"), HPSC has agreed to purchase certain shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Shares", with the Series A Preferred Shares and Series B Preferred Shares being collectively referred to herein as the "Preferred Shares"), and to purchase up to $10,000,000 Senior Subordinated Notes of the Company (the "Senior Subordinated Notes").

     WHEREAS, it is a condition to the obligation of HPSC to consummate the transaction contemplated by the Securities Purchase Agreement that the parties hereto execute this Agreement.

     WHEREAS, the parties desire to execute this Agreement for the purposes of, among other things, (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management of the Company, and (iii) limiting the manner and terms by which certain of the capital stock of the Company may be transferred.





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           NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Termination of Original Shareholders Agreement. The Original Shareholders are parties to that certain Shareholders Agreement dated April 5, 1991, as amended on or about November 22, 1991 (the "Original Shareholders Agreement"), and hereby agree that each of their obligations to each other under such Original Shareholders Agreement are terminated, and as between themselves, the same hereinafter shall be null and void and of no further force and effect from and after the date hereof. The Original Shareholders further acknowledge and agree that the Original Shareholders Agreement shall continue to be in full force and effect only with respect to their obligations to and rights to receive benefits from Dr. John P. Schmitt ("Schmitt").

     2.    Board of Directors.

     (a) From and after the Closing (as defined in the Securities Purchase Agreement) and until the provisions of this paragraph 2 cease to be effective, each Shareholder shall vote such Shares over which such Shareholder has voting control, and will take all other necessary or desirable actions within his or its control (whether in his or its capacity as a shareholder, director, member of a Board committee or officer of the Company or otherwise), and the Company will take all necessary and desirable actions within its control, in order to cause:

           (i) the authorized number of directors on the Board to be established at six directors;

           (ii) the election to the Board of one representative designated by each of the following: (A) Brantley, (B) Sears, (C) HPSC and (D) Powell;

           (iii) any committees of the Board to be created only upon the approval of a majority of the members of the Board, and to cause the members of the Board designated by Brantley, Sears and HPSC under (ii) above to be a member of each such committee, if any, that is so created;

           (iv) the removal from the Board (with or without cause) of any representative designated by a party hereunder, at the written request of such party, but only upon such written request and under no other circumstances; and

           (v) in the event that any representative designated hereunder by a party for any reason ceases to serve as a member of the Board during such representative's term of office, the resulting vacancy on the Board to be filled by a representative designated by such party.



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     (b) The Company shall pay the actual and reasonable out-of-pocket expenses incurred by each director in connection with attending formal and informal meetings of the Board and any committee thereof and in connection with any projects assigned to such director by the Board and any committee thereof.

     (c) The respective rights of Brantley, Sears, HPSC and Powell to designate directors under this paragraph 2 will terminate as to such party at such time as such party ceases to own, legally or beneficially, or have the right to acquire at least 250,000 shares of Series A Common Stock of the Company (as adjusted for stock splits, stock dividends and similar events occurring after the date of this Agreement).

         3. Restrictions on Transfer of Shares.

     (a) Transfer of Shares. Except for a Public Sale or an Approved Sale, no Shareholder shall pledge, mortgage or otherwise encumber any Shares, and no Shareholder shall sell, transfer, assign or otherwise dispose of (any such transfer, other than a Public Sale or an Approved Sale, being referred to herein as a "Transfer") any interest in any Shares except pursuant to the provisions of paragraph 3, 4 or 6 hereof; provided, however, that HPSC may pledge, mortgage or encumber its shares to secure its obligations under any credit facility that is secured by a pledge of all or substantially all of its assets, including its current loan agreement and any replacement or refinancing thereof, and in the event the lender takes such shares pursuant to the terms of the Pledge, neither such lender nor its Transferee shall be bound by the terms of this Agreement. Each Shareholder agrees not to consummate any such Transfer until 30 days after the later of the delivery to the Company and the other Shareholders of an Offer Notice (as defined below) or Sale Notice (as defined below), if any, unless the parties to the Transfer have been finally determined pursuant to this paragraph 3 prior to the expiration of such 30-day period (the "Election Period").

     (b) First Offer Right. At least 30 days prior to making any Transfer of any Shares, the Shareholder proposing to make a Transfer (the "Transferring Shareholder") will deliver a written notice (the "Offer Notice") to the Company and to all other Shareholders. The Offer Notice will disclose in reasonable detail the identity of the prospective transferees, the proposed number of Shares to be transferred and the proposed terms and conditions of the Transfer. First, the Company, subject to the terms of applicable covenants and other contractual restrictions that may from time to time be in effect, may elect to purchase some or all of the Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Shareholder and the other Shareholders as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Shares within such ten-day period, each other Shareholder may elect to purchase all (but not less than all) of such other Shareholder's Pro Rata Share (as defined below) of the remaining available Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Shareholder as soon as practical but in any event within 20 days after delivery of the Offer


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Notice.  Any Shares not elected to be purchased by the end of such 20-day period will be reoffered for the ten-day period prior to the expiration of the Election Period by the Transferring Shareholder on a pro rata basis to the other Shareholders who have elected to purchase their full respective Pro Rata Shares. If the Company or any Shareholders has elected to purchase Shares from the Transferring Shareholder, the transfer of such Shares will be consummated as soon as practical after the delivery of the election notices, but in any event within 15 days after the expiration of the Election Period. To the extent that the Company and the other Shareholders have not elected to purchase all of the Shares being offered, the Transferring Shareholder may, within 90 days after the expiration of the Election Period and subject to the provisions of subparagraph (c) below, transfer such Shares to the transferees identified in the Offer Notice at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees) than offered to the Company and the other Shareholders in the Offer Notice. The purchase price specified in any Offer Notice shall be payable solely in cash or marketable securities at the closing of the transaction or in installments over time. For the purposes of this subparagraph (b), each other Shareholder's "Pro Rata Share" shall be the percentage that the Shares held by such Shareholder represents on a fully-diluted basis of the aggregate of all Shares held by all Shareholders other than the Transferring Shareholder (the "Total Shares").

     (c) Participation Rights. In the event of a proposed Transfer by a Transferring Shareholder with respect to which the Company and the Shareholders have not exercised their rights under subparagraph (b) to purchase all the Shares proposed to be sold by the Transferring Shareholder:

     (i) the Transferring Shareholder shall deliver a written notice (the "Sale Notice") to Brantley, Sears and HPSC (for the purposes of this Section 3(c), each an "Eligible Shareholder"), specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the Transfer, and the percentage of the total number of Shares then held by the Transferring Shareholder which is the subject of the proposed Transfer (the "Sales Percentage").

     (ii) concurrently with the delivery of the Sale Notice, the Transferring Shareholder shall offer each Eligible Shareholder the opportunity to sell to the proposed purchaser of the Shares, or to such other purchaser or purchasers as the Transferring Shareholder shall obtain, that percentage of the Shares then held by each such Eligible Shareholder which is equal to the Sales Percentage. It is agreed and understood that if the Transferring Shareholder shall obtain a purchaser for the shares of the Eligible Shareholders, then the terms and conditions of any sale by an Eligible Shareholder shall be on the same terms and conditions as those applicable to the Transferring Shareholder.

     (iii) in the event that the Transferring Shareholder cannot obtain commitments from the proposed purchaser(s) to purchase that percentage of the Shares then held by each participating Eligible Shareholder which is equal to the Sales Percentage, then the Transferring Shareholder shall reduce the number of Shares which it proposes to sell and


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allow each participating Eligible Shareholder to sell its pro rata share of the total number of Shares proposed to be transferred by the Transferring Shareholder, with the pro rata shares of the Transferring Shareholder and the participating Eligible Shareholders being the percentage that the Shares held by each such Shareholder represents on a fully-diluted basis of the aggregate of all Shares held by the Transferring Shareholder and all participating Eligible Shareholders.

     (iv) each Shareholder shall use such Shareholder's best efforts to obtain agreement of the prospective transferee(s) to the participation of Brantley, Sears and HPSC in any contemplated Transfer, to the extent Brantley, Sears and/or HPSC elects to participate in the manner set forth above, and no Shareholder shall transfer any of its Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow such participation of Brantley, Sears and/or HPSC. For the purposes of this Section 3(c), the number of Shares in each case shall be deemed to be equal to the number of fully-diluted Shares which are represented by the Shares in each case.

     (d) Permitted Transfers. Subject to the provisions of paragraph 5 hereof, the restrictions contained in this paragraph 3 shall not apply with respect to any Transfer (i) in the case of an individual, to or among such Shareholder's Family Group (as defined below), or (ii) in the case of an entity, to or among its Affiliates (as defined below) (collectively referred to herein as "Permitted Transferees"); provided, that the restrictions contained in this paragraph 3 shall continue to be applicable to the Shares after any such Transfer; and provided further that the transferees of such Shares shall have agreed in writing to be bound by the provisions of this Agreement with respect to the Shares so transferred. "Family Group" means an individual's spouse and lineal descendants and any trust or other fiduciary solely for the benefit of such individual and/or such individual's spouse and/or lineal descendants. "Affiliate" of a Person means any other Person controlling, controlled by or under common control which with such Person and any partner is a partnership.

     (e) Termination of Restrictions. The restrictions on the Transfer of Shares set forth in this paragraph 3 will continue with respect to each Share until the date on which such Share has been transferred in a Public Sale or a Change of Control Transaction.

     4. Additional Option to Purchase.

     (a) (i) In the event that (A) a Shareholder dies, (B) a Shareholder becomes incompetent or disabled, (C) a Shareholder becomes insolvent, (D) a Shareholder files a Petition (or a petition is filed against a Shareholder) for relief under any applicable bankruptcy or insolvency law and such petition is not dismissed within 60 days of such filing, (E) a Shareholder is dissolved (other than an administrative dissolution that may be cured by reinstatement) or liquidated, or (F) a transfer is made for the benefit of a Shareholder's creditors generally (the events in A through F, each a "Principal Triggering Event"), then all Shares owned by such Shareholder, whether of record or beneficially, shall be deemed to be offered for sale to the Company and to the other Shareholders at a


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price per Share equal to the fair market value per Share as of the last day of the month preceding the applicable Principal Triggering Event, in the manner set forth in subparagraph 3(b); provided, however, that in the event that a Shareholder dies or becomes incompetent or disabled, those of such Shareholder's Shares that would otherwise be transferred to such Shareholder's Family Group may be so transferred, and this paragraph 4 shall not apply in such instance to such Shares; and provided further, that the periods of time set forth in Section 3 for the acceptance of a deemed offer and the subsequent transfer of Shares shall be extended as necessary to allow for the appointment of a personal representative of the transferring Shareholder in the event of such Shareholder's death, incompetency or disability.

     (ii) "Fair market value," as used herein, shall be (A) a value mutually agreed to by the parties; or (B) if such an agreement cannot be reached within 14 days of the occurrence of the applicable Triggering Event, then the fair market value of the Company (which shall not include the value of any life insurance policies of which the Company is a beneficiary or, if the applicable Triggering Event is the death of an individual, the proceeds of any such policy on the life of the deceased individual), divided by the number of Shares which are then deemed to be issued and outstanding as provided in the definition of "Shares." The foregoing fair market values shall be determined by an independent appraiser experienced in making such appraisals, to be appointed by the Shareholders holding a majority of the Shares. If the Shareholders cannot agree on an appraiser within seven days of the applicable Triggering Event, then the Shareholders each shall appoint an independent appraiser within seven days thereof, and the appraisers so appointed shall determine a mutually agreeable fair market value. If such appraisers cannot agree on a mutually agreeable fair market value within 14 days of the appointment of the last of them to be appointed, then such appraisers shall appoint another independent appraiser within seven days thereof, whose decision shall be final. The Shareholders exercising their rights to purchase hereunder shall bear, pro rata in accordance with their then holdings of Shares, all of the costs and expenses incurred by the Shareholders in appointing and compensating all of the aforementioned appraisers.

     (b) For purposes of this Agreement, an individual is deemed to have "become disabled" or to be suffering a "disability" if, as a result of disease, mental or emotional illness or physical injury, such individual (i) becomes unable, or (ii) is deemed by the Board, in its judgment reasonably exercised, to have become unable, to make the decisions which may be required in such individual's capacity as an owner of Shares for a period of 90 days, whether consecutive or non-consecutive, in any 12-month period.

     (c) Any transaction to be entered into pursuant to this paragraph 4 shall be closed as follows:

         (i) At least 20% of the purchase price for the Shares to be purchased, to be determined by the purchaser in the purchaser's sole discretion, shall be paid in cash;



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         (ii) The balance of the purchase price shall be paid by the execution and delivery by such purchaser of a promissory note, dated as of the date of the aforementioned cash payment, providing for the payment of principal in not more than five equal annual installments (or such shorter installment period as the purchaser may determine in the purchaser's sole discretion) commencing on the first anniversary of the date thereof and continuing on until paid in full, with interest on the unpaid principal balance thereon from time to time at a rate of 10% per annum, payable monthly, and providing that the purchaser shall have the right to prepay all or any portion of the outstanding balance thereof with accrued interest thereon at any time without premium or penalty; and

         (iii) Any purchaser other than the Company shall secure the complete payment of and performance under any promissory note or notes given hereunder by granting to the transferor (or such transferor's heirs, legal representatives, successors or assigns, as the case may be) holding such note or notes a security interest in (A) the Shares transferred, (B) the share certificates representing the Shares transferred, and (C) the documents transferring title to such Shares, pursuant to a pledge agreement providing (1) that the transferor of such Shares shall not be required to release such transferor's security interest in any of such Shares until such time as all sums due and owing under such promissory note or notes have been paid in full, (2) that the transferor shall retain possession of such certificates and documents until such time as all sums due and owing under such promissory note or notes shall have been paid in full, (3) that the purchaser shall be entitled to receive all cash dividends paid on such Shares and to exercise all voting rights in connection therewith so long as such purchaser is not in default under any such note, and (4) that when the entire purchase price is paid, all title to such Shares shall be vested in the purchaser and the transferor shall deliver to the purchaser all such certificates and documents.

      5. Additional Transfer Restrictions.

      (a) Notwithstanding any provision in this Agreement to the contrary, no Transfer of any Shares or any other equity securities of the Company or rights or warrants exercisable, exchangeable or convertible into any equity securities of the Company may be made (i) to any third party, if such third party (or any Affiliate, member of such third party's Family Group, or any member of any such Affiliate's Family Group) is engaged, directly or indirectly, whether as an owner or an employee, in a business that is similar to or in competition with the business of the Company, (ii) unless the transferor provides, if required by the Company in its sole discretion, an opinion of counsel satisfactory to the Company, in its sole discretion, that such Transfer is made in compliance with all applicable securities laws and regulations promulgated thereunder, and
(iii) unless the transferee and the Company (on behalf of itself and the Shareholders) execute and deliver a written instrument, in form and substance satisfactory to the Company, acknowledging the receipt of a copy of the provisions and restrictions contained in this Agreement agreeing to comply herewith and be bound hereby.


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     (b) Any transferee of Shares, other equity securities of the Company or rights or warrants exercisable, exchangeable or convertible into equity securities of the Company, by reason of such transfer, shall become a party to and be bound by this Agreement, as the same may be amended from time to time, and if and when a transferee becomes the owner of any Shares, this Agreement shall be amended by the Shareholders in any reasonable manner required to continue to provide the rights and protections contemplated herein in substantially the same manner in which such rights and protections were provided prior to such transferee becoming an owner of Shares.

     6. This Section Intentionally Omitted.

     7. Dividends. Except as set forth in ARTICLE FOURTH of the Amended and Restated Articles of Incorporation of the Company and subject to applicable covenants and other contractual restrictions, without the consent of the Shareholders holding a majority of the Shares then outstanding, the Company shall neither directly or indirectly declare nor pay any cash or other dividends or make any distributions upon its equity securities, nor shall any such dividends accrue on and after the date hereof.

     8. Preemptive Rights.

     (a) Except for (i) the issuance of Common Shares upon the exercise of the conversion option under the Preferred Shares or upon the exercise of up to 300,000 options or warrants currently held by the Shareholders or the Warrants issuable to HPSC in accordance with the Warrant Agreement and the Common Shares issuable upon conversion thereof, (ii) the issuance of equity securities or options to purchase equity securities in connection with the acquisition by the Company of another business, (iii) a Qualified Public Offering, (iv) a dividend upon or with respect to the Shares, (v) the issuance of up to an aggregate of 493,850 Common Shares pursuant to the terms of any stock option agreement or plan with any employee or former employee or under any employee benefit plan or options issued to Pamella Leiter in connection with the Company's acquisition of all of the stock of Formations In Health Care, Inc., or (vi) the issuance of Shares pursuant to an Approved Sale, then if the Company authorizes the issuance or sale of any equity securities for cash or securities containing options or rights to acquire any shares of equity securities for cash (the "Offered Shares"), the Company shall first offer to sell to Brantley, Sears and HPSC (each an "Investor") a portion of the Offered Shares equal to the quotient determined by dividing (A) the number of Shares held by such Investor, by (B) the total number of Shares held by all Persons. Each Investor shall be entitled to purchase such portion of the Offered Shares at the most favorable price and on the most favorable terms as the Offered Shares are to be offered to any other Persons. The purchase price for all Offered Shares offered to the Investors shall be payable in cash.

     (b) In order to exercise its purchase rights hereunder, an Investor must within 15 days after receipt of written notice from the Company describing in reasonable detail


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the Offered Shares, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing its election hereunder.

     (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such of the Offered Shares which the Investors have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Investors. Any Offered Shares offered or sold by the Company after such 90-day period must be reoffered to the Investors pursuant to the terms of this paragraph.

     (d) The rights under this paragraph shall terminate upon the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act with respect to a Qualified Public Offering; provided that if the registration statement is withdrawn or abandoned before any Shares are sold thereunder, the provisions of this paragraph shall remain in effect.

     9. Additional Shareholder Covenants. Each Shareholder, for such Shareholder and such Shareholder's heirs, representatives, successors and assigns, as the case may be, covenants to and agrees with the Company and the other Shareholders as follows:

     (a) The Shareholder shall vote any and all Shares over which such Shareholder has voting control to cause the Company and the other Shareholders to comply with and perform fully each of its and their respective obligations, commitments, covenants, and agreements contained in this Agreement, the Securities Purchase Agreement, the Consent and Modification Agreement, dated January 8, 1996, by and among the Company, Sears, Brantley and Powell, and shall take any and all action as a shareholder available to such Shareholder as a shareholder of the Company as may be necessary to cause the Company to comply with such obligations, commitments, covenants and agreements;

     (b) The Shareholder shall not knowingly take any action as a stockholder of the Company which would cause the Company to breach any of its covenants to and agreements with any third parties; and

     (c) If the Board, the Shareholders holding a majority of the Shares held by the Shareholders as a group and the holders of a majority of the then issued and outstanding Shares approve a Change of Control Transaction (such approved Change of Control Transaction being referred to as an "Approved Sale") each Shareholder will consent to and raise no objections to the Approved Sale, and:

     (i) if the Approved Sale is structured as a sale of stock, each Shareholder will agree to sell all of its Shares on the terms and conditions approved by the Board and such holders;


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     (ii) if the Approved Sale is structured as a merger, statutory share exchange or consolidation, each Shareholder will vote in favor thereof and will not exercise any dissenter's rights of appraisal it may have under applicable law;

     (iii) if the Approved Sale is structured as a sale of all or substantially all of the assets of the Company and a subsequent dissolution and liquidation of the Company, each Shareholder will vote in favor thereof and will vote in favor of the subsequent dissolution and liquidation of the Company;

     (iv) if the Approved Sale can be and is to be accounted for as a "pooling of interests," each Shareholder (A) shall not exercise statutory dissenters' rights, or take any other action involving the sale of securities of the Company it owns, in connection with such transaction, if exercising such rights or taking such action would cause the "pooling of interests" accounting treatment to be unavailable for such transaction, and (B) shall, upon the Company's written request, execute an agreement not to sell the consideration received by such Shareholder in such transaction for the period required to permit the Company and the other party to the transaction to account for the transaction as a "pooling of interests;" provided, however, that no Shareholder shall be required to agree not to sell such consideration for a period of longer than 180 days after the consummation of the transaction to be accounted for as a "pooling of interests;" and

     (v) each Shareholder will take all necessary actions in connection with the consummation of the Approved Sale as are reasonably requested by the Company, which actions are not detrimental to the Shareholder and do not cause such Shareholder to incur any out-of-pocket costs that are not reimbursed by the Company.

Notwithstanding the above, no Shareholder is obligated to refrain from exercising statutory dissenters' rights or obligated to execute the agreement referred to in (iv) above if such actions will (i) have a material adverse effect on the consolidated business and financial condition of such Shareholder taken as a whole, (ii) cause such Shareholder to be in breach of, or legally unable to perform, such Shareholder's obligations under any material agreement to which such Shareholder is a party, with respect to which breach or inability such Shareholder is unable to obtain, without incurring any out-of-pocket costs that are not reimbursed by the Company, the waiver or consent of the other party or parties after using its reasonable efforts to obtain such waiver or consent, or (iii) cause such Shareholder to be unable to consummate any transaction (not related solely to the sale or disposition of securities of the Company held by or issuable to such Shareholder) that is actively under consideration by such Shareholder or cause such transaction to be materially less advantageous to such Shareholder.


     10. Legend. Each certificate evidencing Shares and each certificate issued in exchange for or upon the transfer of any Shares (if such shares remain Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with the following legends in substantially the following forms:


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      (a)  "The securities represented by this certificate are subject to a Shareholders Agreement dated as of January 8, 1996, among the issuer of such securities (the "Company") and certain of the Company's shareholders. A copy of such Shareholders Agreement will be furnished without charge by the Company to the holder hereof within five days of written request."

      (b) "The shares represented by the within certificate have not been registered under the Securities Act of 1933, as amended. The shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and applicable state securities laws, pursuant to registration or exemption therefrom."

The Company shall imprint such legends on certificates evidencing Shares outstanding prior to the date hereof. The legends set forth above shall be removed from the certificates evidencing any shares which cease to be Shares in accordance with paragraph 12 hereof.

     11. Chief Executive Officer. The Company agrees that no person other than Mark A. Kaiser shall be Chief Executive Officer of the Company without the approval of Shareholders holding a majority of the Shares held by the Shareholders as a group.

     12. Termination. Unless otherwise terminated by a written instrument executed by all parties hereto, this Agreement shall terminate upon (i) the completion of a Qualified Public Offering or a Change of Control Transaction, or (ii) as to a Particular Shareholder, at the time such Shareholder has transferred all of his or its Shares to another Person or Persons pursuant to the terms hereof.

     13. Definitions.

     "Approved Sale" has the meaning set forth in Section 9(c).

     "Change of Control Transaction" means a sale to an independent third party in an arm's length transaction of all or substantially all of the Company's assets; a merger, statutory share exchange or consolidation in which the Persons holding the Company's voting securities as of the date hereof (and assuming (i) the grant to and exercise by HPSC of the greater of (A) 68.15% of the Warrants to be issued to HPSC under the Warrant Agreement or (B) the actual number of Warrants issued to HPSC as of the date of such transaction, and (ii) the exercise of all warrants and options of the Company outstanding on the date of this Agreement by the holders thereof) cease to hold more than 50% of the Outstanding Voting Power of the surviving or resulting corporation; or a transaction or series of transactions in which a Person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), (i) who did not hold voting securities of the Company as of the date of this Agreement, acquires beneficial ownership of more than 50% of the

Outstanding Voting Power of the Company or (ii) increased its ownership of voting securities of the Company from the number beneficially owned by such Person or group as of the date of this Agreement to more than 50% of the Outstanding Voting Power of the Company.

     "Common Shares" means the shares of Series A Common Stock, $.001 par value per share, of the Company, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

     "Convertible Securities" means any shares or other securities convertible into or exchangeable for Common Shares.

     "Options" means any rights, warrants or options to subscribe for or to purchase the Common Shares or any Convertible Securities.

     "Outstanding Voting Power of the Company" means the total number of votes which may be cast in the election of directors of the Company at any meeting of shareholders of the Company if all securities (and all such securities issuable upon the exercise or conversion of options, warrants or other convertible or exercisable securities) entitled to vote at such meeting were present and voted at such meeting.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Preferred Shares" means the shares of Series A Preferred Stock and Series B Preferred Stock of the Company.

     "Public Sale" means any sale of Shares by a Shareholder to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

     "Qualified Public Offering" means the Company's first offering of Series A Common Stock of the Company that is registered under the Securities Act on a firm commitment basis that produces gross proceeds in excess of $10,000,000.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Series A Preferred Shares" means the shares of Series A Convertible Preferred Stock, $.001 par value per share, of the Company.

     "Series B Preferred Shares" means the shares of Series B Convertible Preferred Stock, $.001 par value per share, of the Company.

     "Shares" means (i) any Common Shares or Preferred Shares purchased or otherwise acquired by any Shareholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Shares or Preferred Shares referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (iii) any options held by a Shareholder,
(iv) any other equity securities of the Company and rights or warrants exercisable, exchangeable or convertible into equity securities of the Company other than Warrants issued under the Warrant Agreement (as defined in the Securities Purchase Agreement), (v) the Common Shares or other equity securities of the Company issuable upon the exercise of greater of (A) 68.15% of the maximum number of Warrants that may be issued under the Warrant Agreement or (B) the number of Warrants that have in fact been issued under the Warrant Agreement, and (vi) any voting trust certificates issued to the owners of any of the securities referred to in clauses (i), (ii), (iii), (iv) or (v) above in connection with the deposit of such securities into a voting trust.

     "Warrants" has the meaning set forth in the Warrant Agreement.

     14. Miscellaneous.

     (a) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company and Shareholders holding 80% of the Shares held by such Shareholders as a group. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (c) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way; provided, however, that the parties acknowledge and agree that there are covenants and agreements concerning the operations of the Company in the Securities Purchase Agreement and the Consent and Modification Agreement, which covenants and agreements shall, as between the Company and the Shareholder(s) that are beneficiaries thereof, apply as set forth therein in all respects notwithstanding any provision of this Agreement or any implication of any such provision of this Agreement.

     (d) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, and the Shareholders and their respective representatives, successors and assigns, so long as they hold Shares.

     (e) Counterparts. This Agreement may be executed in separate counterparts each of which, when executed, will be an original and all of which taken together will constitute one and the same agreement.

     (f) Remedies. Each Shareholder acknowledges and agrees that, in the event such Shareholder should fail to perform such Shareholder's obligations under this Agreement, the remedy at law available to any party hereto aggrieved by such failure would be inadequate and that, in addition to any other rights or remedies such aggrieved party may have at law or in equity, such party shall be entitled to specific performance of the provisions of this Agreement or an injunction against any breach thereof, without the necessity of proof of actual damage. Accordingly, with respect to any action or proceeding brought by such aggrieved party to enforce the provisions hereof against such Shareholder, each such Shareholder hereby waives the claim or defense that such aggrieved party now has or hereafter shall have an adequate remedy at law and such Shareholder hereby agrees not to assert such claim or defense in any such action or proceeding. This provision shall not be construed as precluding such aggrieved party from exercising any other rights, privileges or remedies to which such party may be entitled, all of which rights, remedies and privileges shall be deemed cumulative and none of which shall be deemed exclusive. Except as otherwise expressly provided in this Agreement or otherwise agreed to in writing executed by such aggrieved party, no course of dealing on the part of, nor any omission or delay by, such aggrieved party shall operate as a waiver of any such right, remedy or privilege, nor shall any single or partial exercise or waiver of any such right, privilege or remedy preclude any other or further exercise thereof or of any other right, privilege or remedy available to such aggrieved party.

     (g) Indemnification. Each Shareholder, and such Shareholder's representatives, successors and assigns, shall defend, indemnify and hold harmless all other Shareholders and their respective representatives, successors and assigns from and against any and all liabilities, obligations, claims, costs, damages and expenses, including without limitation reasonable attorneys' fees and additional tax liabilities and interest and penalties, incurred by such other Shareholders as a result of the failure of performance of, or the breach by, such indemnifying Shareholder of any of such Shareholder's obligations contained in this Agreement.

     (h) Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address indicated on the schedule hereto as follows and to any subsequent holder of Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. All notices and other communications shall be effective (i) if sent by messenger or delivery service, when delivered, (ii) if sent by mail, five days after having been sent by certified mail, with return receipt requested, or
(iii) if sent by telecopier with receipt acknowledged, when sent.

     (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

     (j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (k) Gender; Pronouns. Whenever the context of this Agreement requires, words used in the singular shall be construed to mean and include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine, or neuter gender.


        (remainder of page intentionally left blank, signatures follow)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                          MEDIRISK, INC., a Florida corporation


                          By: /s/ Mark A. Kaiser
                             --------------------------------------------
                             Mark A. Kaiser
                             Chairman and Chief Executive Officer



                          HEALTHPLAN SERVICES CORPORATION, a Delaware corporation


                          By: /s/ James K. Murray, III
                             --------------------------------------------
                             James K. Murray, III
                             Executive Vice President and Chief Financial
                                Officer

                          BRANTLEY VENTURE PARTNERS II, L.P.,
                          a Delaware limited partnership


                          By:  Brantley Venture Management II, L.P.,
                               its general partner

                               By:  Pinkas Family Partners, L.P.,
                                    its general partner


                               By: /s/ Robert P. Pinkas
                                  ---------------------------------
                                  Robert P. Pinkas, general partner




                          THE CHASE MANHATTAN BANK, N.A.,
                          AS TRUSTEE OF SEARS PENSION TRUST



                          By:      /s/
                                 ---------------------------------
                          Title:   Vice President
                                 ---------------------------------



                            /s/ Laurence H. Powell
                          ----------------------------------------
                          LAURENCE H. POWELL

                          ADDRESSES FOR NOTICES

                          (a) If to HPSC:

                          HealthPlan Services Corporation
                          P. O. Box 30098
                          Tampa, Florida 33630-3098
                          Telecopier:    (813) 289-9559
                          Attention: Mr. James K. Murray III, Executive Vice
                                     President and Chief Financial Officer
                        with a copy (which shall not constitute notice) to:


                        Fowler, White, Gillen, Boggs, Villareal and Banker, P.A. 501 E. Kennedy Boulevard
                        Suite 1600
                        Tampa, Florida 33602
                        Telecopier:  (813) 228-9401
                        Attention:   David C. Shobe


                        (b) If to the Company:


                        Medirisk, Inc.
                        Two Piedmont Center, Suite 400
                        3565 Piedmont Road
                        Atlanta, Georgia 30305-1502
                        Telecopier:   (404) 364-6711
                        Attention:   Mark A. Kaiser, Chairman and Chief
                                     Executive Officer

                        With a copy (which shall not constitute notice) to:

                        Alston & Bird
                        One Atlantic Center
                        1201 West Peachtree Street
                        Atlanta, Georgia 30309-3424
                        Telecopier:  (404) 881-7777
                        Attention:   Keith O. Cowan


                        (c) If to Brantley Venture Partners II, L.P.:

                        20600 Chagrin Boulevard
                        Suite 1150 Tower East
                        Cleveland, Ohio 44122
                        Telecopier:  (216) 283-5324
                        Attention:   Robert P. Pinkas


                        (d) If to Sears Pension Trust:

                        Sears Investment Management Co.
                        Xerox Center
                        55 West Monroe Street
                        Chicago, Illinois 60603
                        Telecopier:  (312) 875-7524
                        Attention:   David Bogetz

                        (e) If to Laurence H. Powell:

                        1525 Misty Oaks Drive
                        Atlanta, Georgia 30350
                        Telecopier:  (770) 394-9777
                        Attention:   Laurence H. Powell

                          BRANTLEY VENTURE PARTNERS II, L.P.,
                          a Delaware limited partnership

                          By:  Brantley Venture Management II, L.P.,
                               its general partner

                               By:   Pinkas Family Partners, L.P.,
                                     its general partner


                                     By:  /s/ Robert P. Pinkas
                                          ---------------------------------
                                          Robert P. Pinkas, general partner




                          THE CHASE MANHATTAN BANK, N.A.,
                          AS TRUSTEE OF SEARS PENSION TRUST



                          By:      /s/
                                 ---------------------------------------
                          Title:   Vice President
                                 ---------------------------------------



                          /s/ Laurence H. Powell
                          ---------------------------------------------
                          LAURENCE H. POWELL